SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                    FORM S-8

Registration Statement Under The Securities Act of 1933

       BOULDER CAPITAL OPPORTUNITIES, INC.
(Exact name of registrant as specified in its charter)


COLORADO                          84-1341980
(State or other jurisdiction          (I.R.S. Employer
of incorporation or                   Identification No.)
organization)

4750 Table Mesa Drive
Boulder, Colorado                             80303
(Address of principal executive offices)     (Zip Code)

     Consultation and Subscription Agreement
             (Full name of the plan)

Gary S. Joiner, 4750 Table Mesa Drive,
Boulder, CO  80303
(Name and address of agent for service)

(303)494-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock
Amount to be registered:  639,000 shares
Proposed maximum offering price per share:  $0.0188
Proposed maximum aggregate offering price:  $12,013.20
Amount of registration fee:  $3.64


PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Consultation Agreement Plan pursuant to Rule 428(b)(1)

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission. The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

(a) The annual report of the Registrant on Form 10-KSB for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since April 30, 1997.

(c) The description of common stock contained in Item 8 of Part I of the Registrant's First Amended Registration Statement on Form 10-SB filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.


ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Frascona, Joiner and Goodman, P.C., is legal counsel for the Company. Gary S. Joiner, is a shareholder of Frascona, Joiner and Goodman, P.C., and is a selling shareholder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Company's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of
Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit.
This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Restricted securities of the Registrant are to be reoffered or resold pursuant to this registration statement. Such securities were initially offered and sold by the Registrant pursuant to an exemption from registration under Rule 701. Such securities were issued pursuant to written contracts and as compensation for bona fide services performed, and were issued at a time when the Registrant was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

ITEM 8.  EXHIBITS.

The following documents are included as exhibits to this registration statement:

4.1 - Articles of Incorporation
4.2 - Bylaws
23.1 - Consent of Counsel
23.2 - Consent of Accountant
27 - Financial Data Schedule


ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on August 15, 1997.

BOULDER CAPITAL OPPORTUNITIES, INC.


By:___________________________________
     Robert Soehngen, President
(Signature and Title)
August 15, 1997


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

______________________________________
Robert Soehngen, President, Director, Principal Executive Officer
August 15, 1997
       SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                    FORM S-8

Registration Statement Under The Securities Act of 1933

       BOULDER CAPITAL OPPORTUNITIES, INC.
(Exact name of registrant as specified in its charter)


COLORADO                          84-1341980
(State or other jurisdiction          (I.R.S. Employer
of incorporation or                   Identification No.)
organization)

4750 Table Mesa Drive
Boulder, Colorado                             80303
(Address of principal executive offices)     (Zip Code)

                  EXHIBIT LIST

Item No.            Description
4.1            Articles of Incorporation
4.2            Bylaws
23.1           Consent of Counsel
23.2           Consent of Accountant
27             Financial Data Schedule

EXHIBIT 4.1 -       Articles of Incorporation of the Registrant

          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

EXHIBIT 4.2 -       Bylaws of the Registrant

          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

EXHIBIT 23.1        Consent of Counsel

August 15, 1997
Board of Directors
Boulder Capital Opportunities, Inc.

Gentlemen:

          We hereby consent to being named in the Registration
Statement as the attorneys who will pass upon legal matters in connection with the sale of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Frascona, Joiner & Goodman, P.C.
By: /s/ Gary S. Joiner
Boulder, Colorado


EXHIBIT 23.2        Consent of Independent Certified Public
Accountants

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 10, 1997, relating to the financial statements of Boulder Capital Opportunities, Inc.
(a development stage Company) as of April 30, 1997, for the year then ended and for the period from April 22, 1996 (inception) to April 30, 1997.

Stark Tinter & Associates, LLC
August 18, 1997
Englewood, Colorado


EXHIBIT 27          Financial Data Schedule

          Incorporated by reference from annual report of Registrant on Form 10-KSB for the fiscal year ended April 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

  ____________________________________________

                   PROSPECTUS

  ____________________________________________


       BOULDER CAPITAL OPPORTUNITIES, INC.
             ("Company" or "Issuer")


      An Offering of 639,000 Shares of the
          Common Stock of the Company.
         (Title and Amount of Offering)

These securities are offered for the account of certain of the Company's security holders, as set forth more fully herein.


See "Risk Factors" beginning on page 4 for a discussion of certain risks associated with an investment in the securities offered hereby. The securities offered involve a high degree of risk.


   ___________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

  ____________________________________________

                         Underwriting   Proceeds to
          Price to       discounts and  Issuer or other
          Public         commissions    persons

Per Share    $0.0188          -            $0.0188
Total  $ 12,013.20            -       $12,013.20

                    August 15, 1997


     The Company is subject to the informational requirements imposed by the Securities Exchange Act of 1934. In accordance with the 1934 Act, the Company files reports and other information with the Securities and Exchange Commission.

     Reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the
Commission's regional offices located at 7 World Trade Center, 13th
Floor, New York, NY  10048, and Citicorp Center, 500 West Madison
Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may also be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street N.W, Washington, D.C. 20549.

     The Company's securities are not currently listed on any national securities exchange, and there is not currently any public market for resale of such securities.

     The Issuer undertakes to provide, at its own expense, and upon written or oral request by any person, including a beneficial owner, who receives this Prospectus, a copy of any and all information incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information incorporated in this Prospectus). Such requests should be directed to: Robert Soehngen, 4750 Table Mesa Drive, Boulder, Colorado, 80303; Tel.: (303)442-1021.


               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See "Risk Factors" for information prospective investors should consider.

     The Company. The Company was incorporated under the laws of the State of Colorado on April 22, 1996, under the name of Boulder Capital Opportunities, Inc., for the purpose of being a capital market access vehicle. It was formed with limited capital and its business plan at the time of formation was to seek to complete a merger or acquisition transaction with a company or enterprise desiring to become a public corporation.

     The Company became a reporting company under the Securities
Exchange Act of 1934 on July 28, 1996, as a result of filing a registration statement on Form 10-SB. Since that date, the Company has filed all required periodical reports and as of the date hereof, is current in its reporting obligations under the Securities Exchange Act of 1934.

     The Company remains in the development stage and continues to seek a merger or acquisition candidate.

     There is not currently any public trading market for the Company's securities. However, management is currently taking steps necessary to initiate a public trading market in the Company's outstanding common stock on the NASD Bulletin Board. As soon as the Company is able to satisfy applicable eligibility requirements, management intends to seek listing of the Company's outstanding securities on NASDAQ and/or other recognized securities exchanges.

     The Company maintains its principal executive offices at 4750 Table Mesa Drive, Boulder, Colorado 80303. Its telephone number is
(303)442-1021.

     The Offering. A total of 639,000 shares of common stock are being offered hereby at a price of $0.0188 per share, for the account of certain of the Company's security holders (see "Selling Security
Holders").

     The Company will not realize any net proceeds from the sale of the shares offered hereby.

     As of the date hereof, the Company has issued and outstanding a total of 1,010,000 shares of common stock. Sale of shares in this offering on behalf of selling security holders will not change the number of issued and outstanding shares of the Company.

Summary Financial Data


                                   Year End  Year End
                                   4/30/97 4/30/96
Operating Statement Data
     Revenue                       -         -
     Net Loss                      (6,523)   (2,501)

Balance Sheet Data
     Current Assets                1,174     6,249
     Total Assets                  2,594     8,024
     Shareholders' Equity          ( 999)    5,524

     The Company does not anticipate receipt of revenue from operations until after completion of a merger or acquisition transaction, and there is no assurance as to when or whether such a transaction will be completed.

                  RISK FACTORS

     Investment in the Company's securities involves substantial risks, some of which are summarized below. Prospective investors should carefully consider the following risk factors, among others, relating to the Company prior to making an investment.

RISK FACTORS

     POSSIBLE NEED FOR ADDITIONAL FINANCING.  The
Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, the Company may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital.
The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

     REGULATION OF PENNY STOCKS. The Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefor.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the
Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

     Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.
Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.
The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

     NO OPERATING HISTORY. The Company was formed in April of 1996 for the purpose of registering its common stock under the 1934
Act and acquiring a business opportunity. The Company has no operating history, revenues from operations, or assets other than cash from private sales of stock. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

     NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that the Company will acquire a favorable business op-portunity. Even if the Company should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby.

     POSSIBLE BUSINESS - Not Identified and Highly Risky.  The
Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity proves to be unsuccessful.

     TYPE OF BUSINESS ACQUIRED. The type of business to be acquired may be one that desires to avoid effecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

     IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION.
The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

     LACK OF DIVERSIFICATION. Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     POSSIBLE RELIANCE UPON UNAUDITED FINANCIAL
STATEMENTS. The Company generally will require audited financial statements from companies that it proposes to acquire. No assurance can be given, however, that audited financials will be available to the Company. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that the Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of the Company's securities.

     Moreover, the Company will be subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and thus will be required to furnish certain information about significant acquisitions, including audited financial statements for any business that it acquires. Consequently, acquisition prospects that do not have, or are unable to provide reasonable assurances that they will be able to obtain, the required audited statements would not be considered by the Company to be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Should the Company, during the time it remains subject to the reporting provisions of the Exchange Act, complete an acquisition of an entity for which audited financial statements prove to be unobtainable, the Company would be exposed to enforcement actions by the Securities and Exchange
Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against the Company and its management. The legal and other costs of defending a Commission enforcement action are likely to have material, adverse consequences for the Company and its business. The imposition of administrative sanctions would subject the Company to further adverse consequences.

     In addition, the lack of audited financial statements would prevent the securities of the Company from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the National Association of Securities Dealers, Inc., or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in the securities of the Company. Without audited financial statements, the Company would almost certainly be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of the Company to raise capital would be significantly limited until such financial statements were to become available.

     OTHER REGULATION. An acquisition made by the Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities of the Company.

     LACK OF CONTINUITY IN MANAGEMENT. Following completion of the sale of shares offered hereby, it is anticipated that the current officer and director of the Company will resign, and that his successor or successors will be selected by the new controlling shareholders. Accordingly, persons who purchase shares in this offering must do so without knowing the identity or background of the Company's new officers and directors.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS.  The
Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

     DIRECTOR'S LIABILITY LIMITED. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     COMPETITION. The search for potentially profitable business opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company may become interested.

     NO FORESEEABLE DIVIDENDS. The Company has not paid dividends on its Common Stock and does not anticipate paying such divi-dends in the foreseeable future.

     NO PUBLIC MARKET EXISTS. There is no public market for the Company's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     BLUE SKY CONSIDERATIONS. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

        DETERMINATION OF OFFERING PRICE.

     The offering price of $0.0188 per share for the shares offered hereby was determined based upon negotiations between the selling security holders and California Brokerage Services, Inc., which, in November, 1996, executed a letter of intent to acquire a controlling interest in the Company. Numerous factors were involved in establishing the agreed-upon price, including the following:

     a. There is no established public trading market for the common stock of the Company. Although the Company has filed an Information Statement pursuant to Rule 15c2-11 under the Securities Exchange Act of 1934 with the NASD requesting permission for its outstanding common stock to trade on the NASD OTC Bulletin Board, there is no assurance that the necessary approvals will be granted, or if granted, that a public trading market will develop in the Company's common stock.

     b. The Company was initially formed as a public shell by Robert Soehngen, its President, who is one of the selling shareholders. The common stock being offered hereby on behalf of the selling security holders was acquired by them as compensation for services rendered to the Company in conjunction with its organization. The value placed upon such shares at issuance was an agreed-upon amount of $0.0025 per share.

     c. The prospective purchasers of the shares offered hereby are persons designated by California Brokerage Services, Inc. As of the date that the selling price was determined, the Company had virtually no assets, and a net book value per share of approximately zero (0).

            SELLING SECURITY HOLDERS.

     The following security holders are selling shares under this
Prospectus:

Name/RelationshipAmount  Amount    Amount    Percentage
to Registrant  Owned     Offered   of Class  of Class
                                   Owned     Owned After
                                   After     Distribution
                                   Distri-
                                   bution

Robert Soehngen-570,000504,000    66,000         6.53
Officer, Director
and Principal
Shareholder

Gary S. Joiner50,000    45,000     5,000         0.5

Dean F. Sessions50,000  45,000     5,000         0.5

Grant W. Peck 50,000    45,000     5,000         0.5

SELLING SECURITY
HOLDERS AS
A CLASS      720,000   639,000    81,000         8.02

                 PLAN OF DISTRIBUTION.

     The securities offered hereby are to be offered solely to designated purchasers selected by the Company, and are not to be offered through any underwriters or through the selling efforts of brokers or dealers. All of the securities are to be offered for cash at a price of $0.0188 per share, and no compensation is to be paid to any underwriter, broker or dealer. Accordingly, the selling security holder shall receive proceeds equal to the full offering price, without deduction for selling expenses or other expenses of the offering.

              DESCRIPTION OF SECURITIES.

     The securities offered hereby are common stock, and are part of a class of securities of the Company which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date hereof, 1,010,000 shares of common stock and no shares of preferred stock are issued and outstanding.

        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Frascona, Joiner and Goodman, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80303 is counsel for the Company. Gary S. Joiner, is a shareholder of Frascona, Joiner and Goodman, P.C., and is one of the selling security holders named herein (See "SELLING SECURITY HOLDERS").

  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

The following documents are incorporated by reference herein:

(1) The Registrant's latest annual report on Form 10-KSB, including financial statements for the fiscal year ended July 31, 1997.

(2) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) since the end of the fiscal year ending July 31, 1997.

(3) The description of the common stock of the Registrant which is contained in a registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of this offering shall be deemed to be incorporated herein by reference.

      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Insofar as indemnification for liabilities arising under the Securities
Act of
1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions of its Articles of Incorpora tion,
Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)
 is
asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.